AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 22, 2008

Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

Registration Statement
Under the Securities Act of 1933

SUNGRO MINERALS INC.
(Exact name of Registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	1040 (Primary Standard Industrial Classification Code Number)	98-0546544 (I.R.S. Employer Identification No.)

Suite 2008
7445 - 132nd Street
Surrey, British Columbia
Canada V3W 5S8
                   Telephone No.: (604) 681-3611
(Address and telephone number of principal executive office)

Business First Formations, Inc.
3990 Warren Way
Reno, Nevada
USA 89509
                   Telephone No.: (775) 338-2598
(Name, address and telephone number of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Fraser and Company LLP
999 West Hastings Street, Suite 1200
Vancouver, British Columbia
Canada V6C 2W2
Telephone No.: (604) 669-5244
                Facsimile No.: (604) 669-5791

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ❒	Accelerated filer ❒
Non-accelerated filer ❒	Smaller reporting company [x]
(Do not check if a smaller reporting company)

Calculation Of Registration Fee
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	4,750,000	$0.10	$475,000	$18.67

Up to 4,750,000 shares of our common stock may be sold by the selling shareholders to the public at a fixed price of $0.10 per share until such time as the shares of our common stock are quoted on the NASD Over-the-Counter Bulletin Board ("OTCBB") or listed on an exchange. Although we intend to apply for quotation of our common stock on the OTCBB, public trading of our common stock may never materialize. If our common stock becomes quoted on the OTCBB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(COVER CONTINUED ON FOLLOWING PAGES)

Prospectus, Subject to Completion, Dated ________________ , 2008

Sungro Minerals Inc.
4,750,000 shares of Common Stock at $0.10 per share

This prospectus relates to the resale, from time to time, of up to 4,750,000 shares of our common stock by the selling shareholders named in the "Selling Shareholders" section of this prospectus. Sungro Minerals Inc. will not receive any proceeds from this offering and has not made any arrangements for the sale of these securities. See "Risk Factors" commencing on page 2 for a full discussion of the risks involved in this offering.

	Offering Price	Commissions	Proceeds to Selling Shareholders
Per Share	$0.10	n/a	$0.10
Total	$475,000	n/a	$475,000

The information in this prospectus is not complete and may be changed.  We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.  You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

This prospectus is not an offer to sell our securities and it is not soliciting an offer to buy our securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus.  Any representation to the contrary is a criminal offence.

You should rely only on the information contained in this prospectus and in any accompanying prospectus supplement.  We have not, and the Selling Shareholders have not, authorized anyone to provide you with information different from the information contained in this prospectus.  The information in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our common stock occurs.

Prospectus Summary

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements.  As used throughout this prospectus, the terms "Sungro", the "Company", "we," "us," and "our" refer to Sungro Minerals Inc.  All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.

Sungro Minerals Inc. was incorporated under the laws of the State of Nevada on August 10, 2007. In connection with the organization of our Company, the founding shareholder of our Company contributed an aggregate of $5,000 cash in exchange for a total of 5,000,000 shares of common stock. We have not commenced active business operations.  As of the date hereof, all our cash has been raised from the issuance of securities.  We are a "shell company" as defined under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

We are an exploration stage company that recently acquired our mineral property.  Presently, our business plan is to explore for minerals on our mineral property.  Our only property (the "Chevron Property" or "Chevron Claims") consists of three mineral claims covering 1,132.97 hectares (2,799.63 acres) located in the Tatsamenie Lake area, 87 miles (140 km) south of the town of Atlin Lake, in northern British Columbia.  We intend to explore for gold, silver and copper on our property.  There can be no assurance that valuable gold, silver or copper deposits exist on our property until proper geological work and analysis is performed.  Our property has no proven or probable mineral reserves.  We have a Property Option Agreement to acquire a 100% interest in and to three mineral claims called the Chevron Property by paying a total of $100,000 in cash over four years to Mr. Carl von Einsiedel, the registered owner of the Chevron Claims.  As of the date hereof, $2,438 (CAD$2,500) has been paid to Mr. von Einsiedel.  Further, we are required to maintain the claims in good standing with the Mineral Titles Branch of British Columbia.  The claims will expire on June 20, 2009, unless we spend at least $4,532 (CAD$4,532) on the claims and file an assessment report with the B.C. Mineral Titles Branch before June 20, 2009, or by paying approximately $4,532 to the B.C. Mineral Titles Branch before June 20, 2009.  The Chevron Property is subject to a 2% Net Smelter Royalty interest payable to Mr. von Einsiedel.  We may purchase in the aggregate up to 50% of the NSR interest (representing a 1% NSR) for $1,000,000 at any time.

Our administrative office is located at 7445 - 132nd Street, Suite 2008, Surrey, British Columbia, Canada, V3W 5S8, telephone (604) 681-3611.  Our registered office is located at 999 West Hastings Street, Suite 1200, Vancouver, British Columbia, Canada  V6C 2W2.  Our fiscal year end is November 30.

The Offering

Securities Being Offered	Up to 4,750,000 shares of our common stock held by the selling shareholders named in this prospectus.
Offering Price and Plan of Distribution

The selling shareholders named in this prospectus will sell the 4,750,000 shares of our common stock offered under this prospectus at an offering price of $0.10 per share unless the offered shares are quoted on the over-the-counter bulletin board. We intend to apply to the over-the-counter bulletin board to allow for the trading of our common stock when we become a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of our stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.
Minimum number of Shares to be sold in this Offering	None.
Securities issued and to be issued	9,750,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the 4,750,000 shares to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Summary Financial Information
As of Fiscal Year Ended November 30, 2007
Balance Sheet Data:
Working Capital	$73,605
Total Assets	$91,769
Total Liabilities	$18,164
Shareholder's Equity	$73,605

Statement of Operations Data:
Revenue	NIL
Total Expenses	$26,395
Net Income (Loss)	($26,395)

INVESTMENT IN OUR COMPANY INVOLVES SIGNIFICANT RISKS BECAUSE OUR MINERAL CLAIMS ARE AT THE EXPLORATION STAGE AS OPPOSED TO THE DEVELOPMENT STAGE.  OUR MINERAL CLAIMS DO NOT HAVE A KNOWN BODY OF COMMERCIAL ORE.  THE COMPANY WILL NOT BE RAISING ANY FUNDS IN THIS OFFERING.  THE COMPANY WILL USE AVAILABLE WORKING CAPITAL TO CONDUCT A PHASE 1 EXPLORATION PROGRAM, CONSISTING OF MAPPING AND PROSPECTING AT AN ESTIMATED COST OF $15,000 (CAD$15,000) AND A PHASE 2 PROGRAM CONSISTING OF A GROUND GEOPHYSICAL SURVEY AT AN ESTIMATED COST OF $15,000 TO $20,000.  IF FAVOURABLE RESULTS ARE OBTAINED FROM PHASE 1 AND PHASE 2, A PHASE 3 SELECTIVE DRILLING PROGRAM WILL BE CONDUCTED.  WE CANNOT ANTICIPATE THE COST FOR PHASE 3 UNTIL AFTER PHASE 1 IS COMPLETED.  WE PRESENTLY HAVE THE FUNDS TO CONDUCT ONLY PHASE 1.  WE DO NOT HAVE THE FUNDS TO CONDUCT PHASE 2 AND PHASE 3.  WE WILL NEED TO RAISE ADDITIONAL MONEY BY PRIVATE PLACEMENTS TO MEET ANY FUTURE FUNDING REQUIREMENTS.  WE ARE ALSO CONSIDERED

A SHELL COMPANY AS DEFINED BY RULE 405 OF THE SECURITIES ACT AND EXCHANGE ACT RULE 12B-2 BECAUSE WE HAVE NOMINAL OPERATIONS AND NOMINAL ASSETS.

Risk Factors

There is no assurance that our business will be profitable. We must conduct exploration to determine what amount, type and quality of minerals, if any, existing on our property. We do not claim to have any reserves whatsoever at this time on any of our claims.  An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

We are a recently organized business and you cannot evaluate the investment merits of our Company because we have no operating history.

Our Company is only recently organized with no operating history, which makes it difficult to evaluate the investment merits of our Company.  Our Company was organized on August 10, 2007 and is a start-up company.  We have no operating history and we do not have any business prior to our organization.  As of November 30, 2007, we incurred total expenses of $26,395.

We may not be able to continue as a going concern if we do not obtain additional financing.

Because of our lack of sufficient funds and short operating history incurring only expenses, and no revenues, our independent accountants' audit report states that there is substantial doubt about our ability to continue as a going concern. Our independent auditor in their audit report have stated that we incurred only losses since our inception raising substantial doubt about our ability to continue as a going concern.  Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations.  As of the date hereof, all our cash has been raised from the issuance of securities.

If we do not obtain additional financing, our business will fail because we cannot fund our planned exploration program.

In order for us to perform any further exploration program, we will need to obtain additional financing. As of November 30, 2007, we had cash in the amount of $91,769.  We currently do not have any operations and we have no income. Our business plan calls for incurring additional expenses in connection with magnetic and radiometric surveys, systematic surface sampling and a drilling campaign, which would define the targets acquired during the geophysical surveys and sampling campaign.  We have sufficient funds only to carry out this first phase of our exploration program. We do not have the funds to conduct a further exploration program, if one is called for. We are not reserving any of our cash for additional exploration programs.  If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the Chevron Claims into commercial production. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market price for gold, silver, copper, base and precious metals and the cost of exploring for these minerals. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Because our sole executive officer and director does not have formal training specific to the mining industry, there is a higher risk our business will fail.

Mr. Mal Bains, our sole executive officer and director, does not have any formal training as a geologist, or in the technical aspects of management of a company specializing in mining and exploration for base and precious metals.  With no direct formal training in these areas, our management may not be fully aware of the specific technical requirements related to working within this industry.  Mr. Bains has no business experience with exploration companies, his decisions and choices may not take into account standard exploration or mining approaches commonly used in the industry.  As a result of this inexperience, there is a higher risk of our being unable to complete our business plan for the exploration of our mineral claims.  In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry our planned exploration program.  If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan.  There is thus a higher risk of business failure.

Because our sole executive officer and director has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Mal Bains, our sole executive officer and director, is also a principal of M. Bains Financial Inc., a private British Columbia consulting company providing insurance broker and financial services.  Because we are in the early stages of our business, Mr. Bains devotes approximately 10 to 15 hours per week to our affairs.  If the demands of our business require the full business time of Mr. Bains, he is prepared to adjust his timetable to devote up to 20 hours a week.  However, Mr. Bains may not be able to devote sufficient time to the management of our business, as and when needed. It is possible that the demands of Mr. Bains' other business interests will increase with the result that he would no longer be able to devote sufficient time to the management of our business.  Competing demands on Mr. Bains' time may lead to a divergence between his interests and the interests of other shareholders.

We are highly dependent on our senior management. The loss of our sole executive officer could hinder our ability to pursue our stated plan of operation and obtain debt or equity financing, if and when required.

We believe that our continued success depends to a significant extent upon the efforts and abilities of our senior management and in particular Mal Bains, our sole executive officer and director.  Mr. Bains has worked in the financial industry for 16 years.  We believe that the loss of Mr. Bains' business and management experience could hinder our ability to pursue our stated plan of operation and obtain debt or equity financing, if and when required.

We have no known mineral resources and if we cannot find any mineral resources we may have to cease operations.

We have no measured mineral bodies.  If we do not find a mineral body or bodies containing valuable minerals or metals or if we cannot conduct further exploration of any minerals, either because we do not have money to do it or because it is not economically feasible to do it, we may have to cease operations and you will loose your investment.

Our sole asset is a Property Option Agreement and if we fail to make the required payments on a timely basis, we will lose the right to acquire a 100% interest in and to the Chevron Property.

Under the Property Option Agreement we have a right and option to acquire a 100% interest in and to the Chevron Claims by paying a total of $100,000 (CAD$100,000) in cash over a four year period to Mr. Carl von Einsiedel.  The failure of our Company to make any cash payments within the contractual time limit will allow Mr. von Einsiedel to terminate the Agreement.  If the Agreement is terminated, we will lose all rights to the Chevron Property, including any payments previously made to Mr. von Einsiedel.  The Property Option Agreement is our sole asset and if we lose the contractual rights to acquire the Chevron Property, we will have no assets and you may lose all your investment.

Title to the Chevron Claims is registered in the name of Mr. Carl von Einsiedel and he may transfer title to third parties without our knowledge.

The Property Option Agreement only gives us a right to acquire a 100% interest in and to the Chevron Claims by fulfilling our obligations under the contract.  We cannot prevent Mr. von Einsiedel from transferring the Chevron Property to third parties.  A third party has no way of knowing that we have rights to the Chevron Property since ownership is registered in the name of Mr. von Einsiedel at the Minerals Title Office of British Columbia.  If the Chevron Property is transferred to third parties we may have to litigate in order to determine our ownership rights.  There is no way of knowing if Mr. von Einsiedel will or has transferred the property to third parties.  Our only protection is our contractual rights under the Agreement.

Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations and as a result, there may be delays in generating revenues.

Our proposed exploration work can only be performed approximately three months out of the year.  This is because the climate of our claims area is defined as sub-arctic, and the only direct access to our claims is by helicopter.  The average temperature during summer months is 59oF (15oC) and during winter months it is -11.2oF (-24oC).  Poor weather conditions make it impossible for us to actually make it to the property, which will delay the generation of possible revenues by us.

Since we are subject to compliance with government regulation, which may change, the anticipated costs of our exploration program may increase.

There are several governmental regulations that materially restrict mineral exploration or exploitation. We will be subject to the Mining Act of British Columbia as we carry out our exploration programs. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program.

Risks associated with this Offering

Because we have nominal assets, we are considered a "shell company" and will be subject to more stringent reporting requirements.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  Our balance sheet states that we have cash as our only asset therefore, we are defined as a shell company.  The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans.  However, the new rules do not prevent us from registering securities pursuant to registration statements.  Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company.  We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of the transaction together with financial information of the private operating company.  In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company.  To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.  The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult. See discussion under heading "New Rule 144" below.

Because our sole executive officer and sole director, Mr. Mal Bains, controls approximately 51% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Mal Bains are inconsistent with the best interests of other stockholders.

Mr. Mal Bains, our sole executive officer and sole director, controls approximately 51% of our issued and outstanding shares of common stock.  The interests of Mr. Bains may not be, at all times, the same as that of other shareholders.  Since Mr. Bains is not simply a passive investor but is also our sole executive, his interests as an executive may, at times, be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Bains exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of our board of directors. Also, Mr. Bains will have the ability to significantly influence the outcome of most corporate actions requiring shareholder approval, including the merger of Sungro with or into another company, the sale of all or substantially all of our assets and amendments to our articles of incorporation.  This concentration of ownership with Mr. Bains may also have the effect of delaying, deferring or preventing a change in control of Sungro, which may be disadvantageous to minority shareholders.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 4,750,000 shares of our common stock through this prospectus.  Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline.  Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.  The outstanding shares of common stock covered by this prospectus represent 48.7% of the common shares outstanding as of the date of this prospectus.

Because there is no public trading market for our common stock, you may not be able to resell your shares.

Our Company plans to have its shares quoted on the NASD OTC Bulletin Board.  There are no assurances that we will be successful in listing our shares.  There is currently no public trading market for our common stock.  Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  Therefore, you may not be able to resell your shares.

Re-sale restrictions for British Columbia residents and other Canadian residents may limit the ability of our shareholders to sell their securities.

Selling shareholders, who are residents of British Columbia, have to rely on an exemption from prospectus and registration requirements of B.C. securities laws to sell their shares, which are being registered for resale by this prospectus.  Selling shareholders have to comply with B.C. Securities Commission's BC Instrument 72-502 "Trade In Securities of U.S. Registered Issuers" to resell their shares.  BC Instrument 72-502 requires, among other conditions, that B.C. residents hold the shares for four months and limit the volume of shares sold in a 12-month period.  (See "Canadian Securities Law").  These restrictions will limit the ability of the B.C. residents to resell the securities in the United States and therefore, may materially affect the market value of your shares.  Residents of other Canadian provinces have to rely on available prospectus exemptions to re-sell their securities and if no exemptions can be relied upon, then the shareholders may have to hold the securities for an indefinite period of time.  Shareholders of other Canadian provinces should consult with independent legal counsel to determine the availability and use of prospectus exemptions to re-sell their securities.

Forward-Looking Statements

Some of the statements under the "Prospectus Summary," "Risk Factors," "Plan of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "intend", "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of common shares offered in this prospectus by our selling shareholders.

Determination Of Offering Price

The $0.10 per share offering price of our common shares by which our selling shareholders will sell their shares prior to the quotation of the Company's shares on the NASD OTC Bulletin Board ("OTCBB") was arbitrarily chosen based on our internal assessment of what the market would support.  Our President, Mal Bains, purchased 5,000,000 of our common shares at a price of $0.001 per share on August 15, 2007.  The offering price of our shares is substantially higher than the price paid by our founder, and exceeds the per share value of our net tangible assets.  Therefore, if you purchase shares in this offering, you will experience immediate and substantial dilution.

You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities, if the need for additional financing forces us to make such sales.  Investors should be aware of the risk of judging the real or potential future market value, if any, of our common stock by comparison to the offering price.

There is no established public market for the shares of common stock being registered.  As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

We intend to apply to the OTCBB to allow the quotation of our common stock upon us becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so quoted and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling shareholders

The selling shareholders named in this prospectus are offering 4,750,000 shares of common stock acquired by the selling shareholders from us in offerings that were exempt from registration under Regulation S of the Securities Act of 1933 and completed on September 18, 2007.

The term "selling shareholders" includes donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge or other non-sale related transfer.

Based on information provided to us by the selling shareholders, the following table provides information as of February 22, 2008, regarding the number of shares of our common stock held by each of the selling shareholders as of the date hereof, including: (1) the total number of shares that are to be offered by each; (2) the percentage owned by each prior to the offering; (3) the percentage owned by each upon completion of the offering; and (4) the identity of the beneficial holder of any entity that owns the shares.

Except as disclosed in the table below, to the best knowledge of management of the Company, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

None of the selling shareholders

(i)         has had a material relationship with us or any of our affiliates other than as a security holder at any time within the past three years; or

(ii)         has ever been one of our officers or directors.

Except as disclosed in the table below, none of our selling shareholders are broker-dealers or affiliates of broker-dealers.

	Name and Address of Selling Shareholders	Shares Beneficially Owned Prior to the Offering				Total Shares Offered by this Prospectus (16)	Shares Beneficially Owned After the Offering
		Number		Percent			Number	Percent
1	Harjinder Bagry Richmond, BC	118,750		1.2%		118,750	0	0%
2	Amrik Bahd Richmond, BC	237,500	(1)	2.4%	(1)	118,750	0	0%
3	Karn Bahd Richmond, BC	237,500	(1)	2.4%	(1)	118,750	0	0%
4	Rasphal Bahd Richmond, BC	118,750	(1)	1.2%	(1)	118,750	0	0%
5	Iqbal Bains Richmond, BC	237,500	(2)	2.4%	(2)	118,750	0	0%
6	Nerinder Bains Richmond, BC	237,500	(2)	2.4%	(2)	118,750	0	0%
7	Ranjeet Bains Richmond, BC	118,750	(2)	1.2%	(2)	118,750	0	0%

	Name and Address of Selling Shareholders	Shares Beneficially Owned Prior to the Offering				Total Shares Offered by this Prospectus (16)	Shares Beneficially Owned After the Offering
		Number		Percent			Number	Percent
8	Baljeet Brar Abbotsford, BC	118,750		1.2%		118,750	0	0%
9	Parvin Dhudwal Vancouver, BC	118,750		1.2%		118,750	0	0%
10	Ranjeet Grewal Richmond, BC	237,500	(3)	2.4%	(3)	118,750	0	0%
11	Harjinder Jassal Vancouver, BC	237,500	(4)	2.4%	(4)	118,750	0	0%
12	Sandeepika Jassal Vancouver, BC	237,500	(4)	2.4%	(4)	118,750	0	0%
13	Gurpreet Jhutty Richmond, BC	118,750		1.2%		118,750	0	0%
14	Melvin Johal Surrey, BC	237,500	(5)	2.4%	(5)	118,750	0	0%
15	Shinder Johal Surrey, BC	237,500	(5)	2.4%	(5)	118,750	0	0%
16	Kelli Julien Delta, BC	118,750		1.2%		118,750	0	0%
17	Jusver Kaur Surrey, BC	118,750		1.2%		118,750	0	0%
18	Parween Kaur Richmond, BC	237,500	(3)	2.4%	(3)	118,750	0	0%
19	Sunita Kumar Surrey, BC	118,750		1.2%		118,750	0	0%
20	Vinod Kumar Surrey, BC	118,750		1.2%		118,750	0	0%
21	Konica Nagpal Delta, BC	237,500	(6)	2.4%	(6)	118,750	0	0%
22	Sankalp Nagpal Delta, BC	237,500	(6)	2.4%	(6)	118,750	0	0%
23	Charanjit Patel Vancouver, BC	237,500	(7)	2.4%	(7)	118,750	0	0%
24	Lal Patel Vancouver, BC	237,500	(7)	2.4%	(7)	118,750	0	0%
25	Jagjit Rakhra Abbotsford, BC	237,500	(8)	2.4%	(8)	118,750	0	0%
26	Sukhdip Rakhra Abbotsford, BC	237,500	(8)	2.4%	(8)	118,750	0	0%
27	Leah Rigby Richmond, BC	118,750		1.2%		118,750	0	0%

	Name and Address of Selling Shareholders	Shares Beneficially Owned Prior to the Offering				Total Shares Offered by this Prospectus (16)	Shares Beneficially Owned After the Offering
		Number		Percent			Number	Percent
28	Gurdish Sidhu Vancouver, BC	237,500	(9)	2.4%	(9)	118,750	0	0%
29	Sharanjit Sidhu Vancouver, BC	237,500	(9)	2.4%	(9)	118,750	0	0%
30	Sarbjeet Singh Surrey, BC	118,750		1.2%		118,750	0	0%
31	Kulbir Uppal Richmond, BC	118,750		1.2%		118,750	0	0%
32	Paul Uppal Delta, BC	118,750		1.2%		118,750	0	0%
33	Balwinder Virk Surrey, BC	237,500	(10) (14)	2.4%	(10) (14)	118,750	0	0%
34	Gurdarshan Virk Langley, BC	237,500	(11) (15)	2.4%	(11) (15)	118,750	0	0%
35	Gurinder Virk Abbotsford, BC	237,500	(12) (15)	2.4%	(12) (15)	118,750	0	0%
36	Kirndeep Virk Surrey, BC	237,500	(13) (14)	2.4%	(13) (14)	118,750	0	0%
37	Kulwinder Virk Langley, BC	237,500	(11) (15)	2.4%	(11) (15)	118,750	0	0%
38	Narvinder Virk Abbotsford, BC	237,500	(12) (15)	2.4%	(12) (15)	118,750	0	0%
39	Prubhjit Virk Surrey, BC	237,500	(13) (14)	2.4%	(13) (14)	118,750	0	0%
40	Surinder Virk Surrey, BC	237,500	(10) (14)	2.4%	(10) (14)	118,750	0	0%
	Total					4,750,000

(1)     Amrik Bahd is the father of Karn Bahd and husband of Rasphal Bahd.  The beneficial ownership of shares by Amrik Bahd and Rasphal Bahd may be attributable to the other party's respective holdings, and the number of shares owned and percentage ownership of Amrik Bahd includes shares owned by Rasphal Bahd and vice versa.  Amrik Bahd and Rasphal Bahd have no beneficial interest in the shareholdings of Karn Bahd, neither does Karn Bahd have a beneficial interest in the shareholdings of Amrik Bahd and Rasphal Bahd.

(2)     Iqbal Bains is the husband of Nerinder Bains and the brother of Ranjeet Bains.  The beneficial ownership of shares by Iqbal Bains and Nerinder Bains may be attributable to the other party's respective holdings, and the number of shares owned and percentage ownership of Iqbal Bains includes shares owned by Nerinder Bains and vice versa.  Iqbal Bains and Nerinder Bains have no beneficial interest in the shareholdings of Ranjeet Bains, neither does Ranjeet Bains have a beneficial interest in the shareholdings of Iqbal Bains and Nerinder Bains.

(3)     Ranjeet Grewal is the husband of Parween Kaur.  As such, beneficial ownership of each such party may be attributed to the other party, and the number of shares owned and percentage ownership of Ranjeet Grewal includes shares owned by Parween Kaur and vice versa.

(4)      Harjinder Jassal is the husband of Sandeepika Jassal.  As such, beneficial ownership of each such party may be attributed to the other party, and the number of shares owned and percentage ownership of Harjinder Jassal includes shares owned by Sandeepika Jassal and vice versa.

(5)     Melvin Johal is the husband of Shinder Johal.  As such, beneficial ownership of each such party may be attributed to the other party, and the number of shares owned and percentage ownership of Melvin Johal includes shares owned by Shinder Johal and vice versa.

(6)     Konica Nagpal is the husband of Sankalp Nagpal.  As such, beneficial ownership of each such party may be attributed to the other party, and the number of shares owned and percentage ownership of Konica Nagpal includes shares owned by Sankalp Nagpal and vice versa.

(7)     Charanjit Patel is the husband of Lal Patel.  As such, beneficial ownership of each such party may be attributed to the other party, and the number of shares owned and percentage ownership of Charanjit Patel includes shares owned by Lal Patel and vice versa.

(8)     Jagjit Rakhra is the wife of Sukhdip Rakhra.  As such, beneficial ownership of each such party may be attributed to the other party, and the number of shares owned and percentage ownership of Jagjit Rakhra includes shares owned by Sukhdip Rakhra and vice versa.

(9)     Gurdish Sidhu is the spouse of Sharanjit Sidhu.  As such, beneficial ownership of each such party may be attributed to the other party, and the number of shares owned and percentage ownership of Gurdish Sidhu includes shares owned by Sharanjit Sidhu and vice versa.

(10)   Balwinder Virk is the wife of Surinder Virk.  As such, beneficial ownership of each such party may be attributed to the other party, and the number of shares owned and percentage ownership of Balwinder Virk includes shares owned by Surinder Virk and vice versa.

(11)   Gurdarshan Virk is the spouse of Kulwinder Virk.  As such, beneficial ownership of each such party may be attributed to the other party, and the number of shares owned and percentage ownership of Gurdarshan Virk includes shares owned by Kulwinder Virk and vice versa.

(12)   Gurinder Virk is the wife of Narvinder Virk.  As such, beneficial ownership of each such party may be attributed to the other party, and the number of shares owned and percentage ownership of Gurinder Virk includes shares owned by Narvinder Virk and vice versa.

(13)   Kirndeep Virk is the wife of Prubhjit Virk.  As such, beneficial ownership of each such party may be attributed to the other party, and the number of shares owned and percentage ownership of Kirndeep Virk includes shares owned by Prubhjit Virk and vice versa.

(14)   Balwinder Virk and Prubhjit Virk are brothers.  Each of them and their respective spouse does not have a beneficial interest in the other party's shareholdings.

(15)   Gurdarshan Virk and Narvinder Virk are brothers.  Each of them and their respective spouse does not have a beneficial interest in the other party's shareholdings.

(16)   Shares offered by this Prospectus do not include shares deemed beneficially held by the selling shareholders.

Plan Of Distribution

Summary

We have agreed to register for public resale our common shares, which have been issued to the selling shareholders.  This offering will terminate on the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The selling shareholders will receive all of the net proceeds from their sales.  Prior to having its shares quoted on OTCBB, the selling shareholders may, from time to time, sell all or a portion of the shares of common stock of our Company, which they own at $0.10 per share.  After the shares of the Company are quoted for trading on the OTCBB, the selling shareholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $0.10 per share.  Presently, the selling shareholders cannot sell their common stock of our Company in accordance with new Rule 144 under the Securities Act because we are defined as a "shell company".

The selling shareholders may sell their shares of common stock of our Company directly to purchasers or may use brokers, dealers, underwriters or agents to sell such shares. Brokers or dealers may receive commissions, discounts or concessions from a selling shareholder or, if any such broker or dealer acts as agent for the purchaser of such shares, from a purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved.

The selling shareholders and any brokers, dealers or agents that participate with the selling shareholders in sales of their shares of common stock of our Company may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such brokers, dealers or agents and any profit on the resale of such shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

We are required to pay all fees and expenses incident to the registration of our shares of common stock offered hereby other than broker or dealer discounts and commissions.

Selling shareholder's "Underwriter" Status; prospectus Delivery Requirement

Shareholders of the Company who resell their securities pursuant to this prospectus may be deemed to be statutory "underwriters" (as defined in Securities Act of 1933 Section 2(11)) and "engaged in a public distribution".  Accordingly, Sungro intends to deliver a prospectus to each shareholder.  Each selling shareholder should review it carefully and deliver it to any broker or dealer engaged to sell stock or to any buyer in a direct sale. Selling shareholders and certain brokers and dealers are required to deliver a prospectus 48 hours prior to confirming sales.  Additional copies of the prospectus may be printed by accessing it on the SEC website at http://www.sec.gov, or it may be obtained by writing or calling Sungro Minerals Inc. at 7445 - 132nd Street, Suite 2008, Surrey, British Columbia, Canada, V3W 5S8, telephone (604) 681-3611.  See "Selling Shareholders" above for information as to the largest shareholders, the amounts owned, and any relationships with Sungro.

Suggested Selling Shareholder's Underwriting Compliance Procedures

Except as indicated under "Selling Shareholders" none of the shareholders is known to Sungro to be a broker- dealer or affiliates of broker-dealers or to have any experience in the distribution of securities or to have any material relationships with Sungro.  Sungro is not aware of any intent by a shareholder to engage in passive market making transactions as permitted by Rule 10b-6A under the Securities Exchange Act of 1934 or in stabilization or other transactions affecting the market price.  We are not aware of any intent by our officers, directors or principal shareholders to purchase shares from selling shareholders.

It is suggested to selling shareholders that, to avoid technical violations of underwriting regulations, they should observe the prospectus delivery requirement described herein and also consult with their legal counsel.  These suggestions do not constitute legal advice or any representation or warranty that these are necessary or sufficient to comply with, or avoid enforcement action (civil or criminal) for alleged violations of, any type of law. Shareholders engaging in any direct or indirect transactions of any nature as to any of Sungro's securities do so at their own risk and expense.  All sales should be conducted through brokers or dealers, who should be given a copy of the prospectus and advised of the SEC and NASD position that such sales may be deemed to be part of a "public distribution" by statutory "underwriters" (selling shareholders). No purchases of shares or other transactions having the purpose or effect of affecting the price should be engaged in by or on behalf of shareholders before or after the sale.  Sungro's public reporting status should be brought to the brokers' or dealers' and buyers' attention.  Updated information about Sungro will be in its reports to the SEC at http://www.sec.gov.  See "Available Information" near the end of the prospectus, for further details on how to obtain copies of such reports.

Although isolated resales often are exempt from state "blue sky" securities regulation and registration requirements, and the reporting company status of an issuer broadens the availability of resale exemptions, selling shareholders should be cautious in view of their "underwriter" status in the eyes of the SEC and NASD.  They are urged to consult qualified local securities counsel.  Sungro is not undertaking, and it will be the selling shareholders' responsibility, to file any necessary state exemption, qualification, or registration statements or notices (such as Form U-1) and offering documents (such as this prospectus) if needed for resales in a particular state.

The selling shareholders may offer their shares of common stock at various times in one or more of the following transactions:

  in the over-the-counter market;

  in private transactions other than in the over-the-counter market;

  in connection with short sales of our shares;

  by pledge to secure debts and other obligations; or

  in a combination of any of the above transactions.

The selling shareholders may sell their shares at market prices prevailing at the time of the sale, at prices related to such prevailing market prices, at negotiated prices or fixed prices.  Until the shares of the Company are quoted for trading on the OTCBB, the selling shareholders will sell their shares at a price of $0.10 per share.  After the shares of the Company are quoted for trading on the OTCBB, the selling shareholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $0.10 per share.

The selling shareholders may use brokers or dealers to sell their shares.  Sales through brokers or dealers may involve one or more of the following:

  block trades in which the broker or dealer so engaged will attempt to sell the selling shareholder's shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus; or

  ordinary brokerage transactions and transactions in which the broker solicits purchasers.

If a broker or dealer is engaged by a selling shareholder, such broker or dealer may either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares for whom they acted as agents. Affiliates of one or more of the selling shareholders may act as principals or agents in connection with the offer or sale of shares by selling shareholders.

Selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that they meet the criteria and conform to the requirements of that Rule.

Selling shareholders have been advised that during the time each is engaged in distribution of the securities covered by this prospectus, to the extent applicable, each must comply with Regulation M under the Securities Exchange Act of 1934, as amended, and pursuant to such Regulation:

  shall not engage in any stabilization activity in connection with our securities;

  shall furnish each broker through which securities covered by this prospectus may be offered the number of copies of this prospectus which are required by each broker; and

  shall not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended.

The selling shareholders and any brokers, dealers or agents that participate with the selling shareholder in sales of the shares may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales and subject to any liabilities under such Act.  Any commissions received by such brokers, dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Canadian Securities Law

Selling shareholders who are resident of a province other than British Columbia will have to rely on available prospectus exemptions to resell their securities.  If they cannot rely on an available prospectus exemption, such non-British Columbian Canadian residents may be subject to an indefinite hold period with respect to their securities of Sungro.  All Canadian shareholders should consult independent legal counsel with respect to ascertaining any available prospectus exemptions for reselling their securities of

Sungro.  Selling shareholders who are residents of British Columbia may to rely on an exemption from prospectus and registration requirements of B.C. securities laws to sell their shares, which are being registered for resale by this prospectus.  The selling shareholders may rely on the B.C. Securities Commission's Instrument 72-502 "Trade In Securities of U.S. Registered Issuers" to comply with B.C. securities laws to resell their shares.

According to BC Instrument 72-502, a B.C. resident who acquired securities under a prospectus exemption in a company that is not a reporting issuer under the B.C. Securities Act may sell those securities without filing a prospectus under the Act, if the following conditions are met:

(1)        The securities of the company are registered under section 12 of the U.S. Securities Exchange Act of 1934, as amended, or the company is required to file reports under section 15(d) of that Act.

(2)        The seller's residential address or registered office is in British Columbia.

(3)        A 4-month period has passed since the date the company issued the securities to the seller, or a control person sold the securities to the seller.

(4)        If the seller is a control person of the company, then the seller has held the securities for at least 6 months.

(5)        The number of securities the seller proposes to sell under BCI 72-502, plus the number of securities of the company of the same class that the seller has sold in the preceding 12-month period, does not exceed 5% of the company's outstanding securities of the same class.

(6)        The seller sells the securities through a registered investment dealer.

(7)        The registered investment dealer executes the trade through an exchange, or market, outside Canada.

(8)        There has been no unusual effort made to prepare the market or create a demand for the securities.

(9)        The seller has not paid any extraordinary commission or other consideration for the trade.

(10)       If the seller is an insider of the company, the seller reasonably believes that the company is not in default of the securities legislation (including U.S. federal and state securities legislation) that governs the company.

Legal Proceedings

We are not currently a party to, nor is any of our property currently the subject of, any pending legal proceeding.  None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

Our agent for service of process is Business First Formations, Inc., of 3990 Warren Way, Reno, Nevada  USA 89509.

Directors, Executive Officers, Promoters And Control Persons

Executive Officers And Directors

The following table sets forth the directors and executive officers of our Company, their ages, term served and all officers and positions with our Company.  Pursuant to our bylaws, our directors are elected at our annual meeting of stockholders and each director holds office until his successor is elected and qualified.  Officers are elected by our Board of Directors and hold office until an officer's successor has been duly appointed and qualified unless an officer sooner dies, resigns or is removed by the Board.

There are no arrangements or understandings regarding the length of time a director of our company is to serve in such a capacity.

Name and Address of Director	Age	Position
Mal Bains 7445 - 132nd Street, Suite 2008 Surrey, British Columbia Canada V3W 5S8	37	Director and President, Secretary and Treasurer,

Set forth below is a brief description of the background and business experience of our current executive officers and directors:

Mal Bains has been a Director and President of the Company since August 10, 2007.  Mr. Bains has been involved in the financial industry for the past 16 years.  Mr. Bains is a financial planner, specializing in insurance broker and a principal of M. Bains Financial Inc.  Mr. Bains does not have professional training or technical credentials in the exploration, development and/or operations of metal mines.  Mr. Bains has to rely on the technical services of others with expertise in geological exploration in order for him to carry our planned exploration program.  If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan.

During our early stages of business development, our President intends to devote approximately 10 to 15 hours per week of his time to our business.  If, however, the demands of our business require more business time, such as raising additional capital or addressing unforeseen issues with regard to our plan of operation, he is prepared to adjust his timetable to devote up to 20 hours a week on our business in furtherance of our plan of operation.  However, Mr. Bains may not be able to devote sufficient time to the management of our business, as and when needed.

Executive Compensation

To date, our sole director does not currently receive and has never received any compensation for serving as a director of the company. In addition, at present, there are no ongoing plans or arrangements for compensation of any of our officers.  Presently, there are no plans or agreements for compensation of our officers and directors even if certain milestones are achieved in the business plan.  However, we expect to adopt a plan of reasonable compensation to our officers and employees when and if we become operational and profitable.

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended November 30, 2007, by Mr. Mal Bains, our sole executive officer.

Summary Compensation Table Long-Term Compensation Awards

	Compensation - November 30, 2007		($) Number of shares Underlying
Name and Principal Position	Salary	($) Bonus	Options (#)
Mal Bains President, Secretary and Treasurer	None	None	None

Presently, we do not pay our sole director or officers any salary or consulting fees.

We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

Significant Personnel

We have no significant personnel other than our officers and directors.  We presently rely on consultants and other third party contractors to perform administrative and geological services for the Company.  We have no formal contracts with any of these consultants and contractors.

Committees of the Board of Directors

The functions of the audit committee are currently carried out by our Board of Directors.  We do not have an audit committee or financial expert on our Board carrying out the duties of the audit committee.  Our Board has determined that we do not need such an expert because we are a start-up exploration company and have no revenue.  The cost of hiring a financial expert to act as a director of Sungro and to be a member of the audit committee or otherwise perform audit committee functions outweighs the benefits of having a financial expert on the audit committee.  We do not have a compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.

Code of Ethics

We have adopted a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Controller and persons performing similar functions within the Company.  A copy of the code of ethics is filed with the SEC as an exhibit to this registration statement and a copy may also be obtained without charge by contacting the Secretary of the Company at 7445 132nd Street, Suite 2008, Surrey, British Columbia, Canada V3W 5S8.

Involvement in certain legal proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information with respect to the beneficial ownership of our company's common stock with respect to each named director and executive officer of our Company, each person known to our Company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our Company as a group:

Name and Address	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Mal Bains Surrey, BC, Canada President, Secretary & Treasurer and Director	Common	5,000,000	51.3%
All officers & directors as a group	Common	5,000,000	51.3%

(1)   The percentage of class is based on 9,750,000 shares of common stock outstanding as of the date hereof.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Capital Stock

The shares registered pursuant to this registration statement are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

Sungro is presently authorized to issue 75,000,000 shares of common stock, with a par value of $0.001 per share.  As of the date hereof, there were 9,750,000 shares of our common stock issued and outstanding, held by 41 stockholders of record.

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing ten-percent (10%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore. See "Dividend Policy."

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of Sungro, the holders of shares of our common stock will be entitled to receive pro rata all assets of Sungro available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of the date hereof, Sungro has no preferred stock authorized or issued.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation state that these provisions do not apply.

Combinations with Interested Stockholders

Nevada revised statues sections 78.411 to 78.444 provide state regulations over combination with the interested stockholder or any corporation, which is, or after the merger or consolidation, would be, an affiliate or associate of the interested stockholder, unless the articles of incorporation or bylaws of the corporation provide that the provisions of those sections do not apply.  Our articles of incorporation state that these provisions do not apply.

Interests of Named Experts and Counsel

No experts or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in Sungro.  Nor was any such person connected with Sungro as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Legal Matters

Fraser and Company LLP has provided an opinion on the validity of our common stock offered by the Selling Shareholders.

Experts

MacKay LLP, Chartered Accountants ("MacKay"), our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the period set forth in their audit report. MacKay has presented their report with respect to our audited financial statements.  The report of MacKay is included in reliance upon their authority as experts in accounting and auditing.

Market For Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part.  We are qualifying for resale up to 4,750,000 common shares pursuant to this registration statement.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

New Rule 144

Sungro is presently a "shell company" as defined under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  The new Rule 144 cannot be relied upon for the resale of securities of a shell company, and may be relied upon to sell securities of a former shell company only if all of the following conditions are met:  the issuer has ceased to be a shell company; the issuer is subject to the reporting requirements of the Exchange Act; the issuer has filed all Exchange Act reports required for the past 12 months; and at least one year has elapsed from the time that the issuer filed current Form 10 information on Form 8-K changing its status to a non-shell company.

If Sungro is defined as not a "shell company", the 5,000,000 shares held by our affiliate, Mal Bains, will be available for resale to the public after February 15, 2008, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.  If Sungro is not a "shell company", then after March 26, 2008, an additional 4,750,000 shares of our common stock held by non-affiliates will be available for resale to the public in accordance with the volume and trading limitations of Rule 144.  Also pursuant to the amended provisions of Rule 144, following the six- month holding period but before one year after their acquisition of the securities, a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale, will be able to make unlimited public resales under Rule 144 except that the current public information requirement will still apply.  After the one-year holding period, such non-affiliates may make unlimited public resales under Rule 144 and need not comply with any other Rule 144 requirements.

If Sungro is not a "shell company", then under the new Rule 144 effective February 15, 2008, a person who has beneficially owned shares for at least six months is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock, which in our case is 97,500 shares as of the date of this prospectus; or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied.

The one year and six month holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate.

However, we are a "shell company" and shareholders holding restricted stock cannot rely on Rule 144 to resell their restricted shares.

Penny Stock Regulation

Our shares will have to comply with the Penny Stock Reform Act of 1990, which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that has to comply with the penny stock rules. As our shares immediately following this offering will likely have to comply with such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

Holders

There are 41 shareholders of record for the common shares.

Dividends

No dividends have been declared on the common shares as of the date hereof.

Disclosures of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Transactions with Related Persons

In connection with the organization of Sungro, Mr. Mal Bains, the President and Director of our Company, purchased 5,000,000 shares at a price of $0.001 per share.

We have no formal written employment agreement or other contracts with our officers, and there is no assurance that the services to be provided by them, and facilities to be provided by Mr. Bains, will be available for any specific length of time in the future.  Mr. Bains anticipates initially devoting up to approximately 10 to 15 hours a week of his business time to the affairs of our Company. If and when the business operations of our company increase and a more extensive time commitment is needed,

Mr. Bains is prepared to devote up to 20 hours a week in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements with our Company would be determined if and when such arrangements become necessary.

Business

History and Organization

Sungro Minerals Inc. was incorporated under the laws of the state of Nevada on August 10, 2007.  We have not commenced business operations and we are considered an exploration stage company.  We are defined as a "shell company" under the Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act because we have nominal operations and nominal assets. To date, our activities have been limited to organizational matters, obtaining a geology report on the Chevron Claims and the preparation and filing of the registration statement of which this prospectus is a part.  In connection with the organization of our Company, the founding shareholder of our Company contributed an aggregate of $5,000 cash in exchange for a total of 5,000,000 shares of common stock.

Property Option Agreement

Under a Property Option Agreement and Amendment (the "Agreement"), we acquired in October 2007 an option to acquire a 100% interest in and to three mineral claims called the Chevron Claims, located in the Tatsamenie Lake area, 87 miles (140 km) south of the town of Atlin Lake, in northern British Columbia, from Mr. Carl von Einsiedel, the registered owner of the Chevron Claims.  The Chevron Claims consist of three mineral claims covering approximately 1,132.97 hectares (2,799.63 acres).  The following table sets forth the details of the claims.

Tenure Number	Surface Area in Ha	Expiry Date
566327	422.83	2009/06/20
552110	355.01	2009/06/20
552111	355.13	2009/06/20

Under the Agreement, Carl von Einsiedel has a 2% Net Smelter Return ("NSR") royalty interest in the Chevron Claims, if and when Sungro exercises its option to acquire a 100% interest in the Chevron Property by making the required cash payments.  NSR means the gross value of ore, ore concentrates or bullion shipped from the Chevron Property as shown on the smelter settlement sheets and any output or production tax levied with respect to production from the Chevron Property.

Sungro also has the right to purchase at any time up to 1% (or 50% of the NSR) by paying Mr. von Einsiedel $1,000,000 (CAD$1,000,000).

Under the Agreement, Sungro is required to make all filings related to the Chevron Property and to maintain the Chevron Property and to maintain the Chevron Claims in good standing by preparing and filing the assessment reports, paying taxes and keeping the Chevron Property free and clear of all liens and encumbrances.

In order to exercise the Option and to earn its 100% interest in the Property, Sungro has to make cash payments totaling $99,938 (CAD$100,000) to Mr. von Einsiedel over four years, within the following time schedule:

(a)        $2,438 (CAD$2,500) upon signing of the Agreement (paid);

(b)        $2,500 (CAD$2,500) within 10 days of Sungro being quoted for trading on the NASD OTC Bulletin Board;

(c)        $10,000 (CAD$10,000) on the first anniversary date of the Agreement;

(d)        $15,000 (CAD$15,000) on the second anniversary date of the Agreement;

(e)        $20,000 (CAD$20,000) on the third anniversary date of the Agreement; and

(f)         $50,000 (CAD$50,000) on the fourth anniversary date of the Agreement.

Summary Report on Properties

Mr. Ian Foreman, P.Geo. was hired by Sungro to provide an initial Summary Report dated November 20, 2007 on the Chevron Claims.  Mr. Foreman has been continuously practicing in his profession as a geologist since 1993, and has experience in precious and base metal exploration in both North and South America and Africa.  He graduated from Queen's University (1992) in Ontario, Canada, with a Bachelor of Science degree in geology.  He is a member of the Association of Professional Engineers and Geoscientists of the Province of British Columbia (No. 23572).  Mr. Foreman does not have any interest in the Chevron Property or the Company.  The report is based on an assessment report dated October 1983.  Mr. Foreman has not visited the property.  Mr. Foreman's report details the geological and exploration history of the Chevron Property, including the land status, climate, geology and mineralization. Based upon previous exploration activity in the area, Mr. Foreman recommends the Company conduct a specific exploration program on the Chevron Property.  The purpose of this report was to evaluate the area of the claim group, and the prior exploration work conducted on the claims, and to recommend an exploration program.

Recommended Exploration Program

Mr. Foreman recommends an initial results-based three-phase exploration program, with Phase 1 consisting of mapping and prospecting throughout the property, and is estimated to cost approximately $15,000.  Phase 2 will consist of a ground geophysical survey and sampling program, estimated to cost approximately $20,000.  If the results of Phase 1 and Phase 2 are favorable, Phase 3 will consist of a selective drilling program.  We will be able to estimate the cost of Phase 3 after we finish the Phase 1 program.

Geological Exploration Program

Our mineral claims presently do not have any mineral reserves.  There is no mining plant or equipment located on the property.

We have not yet commenced physical exploration of the Chevron Claims.  Our exploration program is exploratory in nature and there is no assurance that mineral reserves will be found.

The exploration program proposed by the Company's independent consultant is designed to determine whether mineralization exists to the extent that further exploration is recommended to outline any such mineralized zones.  It is uncertain at this time the precise quantity of minerals in the property that would justify actual mining operations.  If we decide to abandon our mineral claim at any stage of our exploration program, we intend to acquire other properties and conduct similar exploration programs. The other properties may be located in the same mining district or we may in the future explore properties located in other jurisdictions, which may include other provinces in Canada, or in the United States.  Currently, the Company does not have any other properties or any intentions of acquiring any other properties.

We need to maintain the claims in good standing by spending at least $4,532 (CAD$4,532) on the claims and file an assessment report with the B.C. Mineral Titles Branch or by paying approximately $4,532 per year to the Mineral Titles Branch of the Province of British Columbia.  The next filing or payment is due June 20, 2009.  As of the date hereof, all required filings have been made to maintain the three mineral claims in good standing until June 20, 2009.

We plan to conduct a Phase 1 and Phase 2 exploration program on the Chevron Property in the summer of 2008.  However, we presently have the funds to conduct only Phase 1.  We will need to raise additional money to conduct Phase 2 and Phase 3.  Due to extreme weather conditions, exploration activities can only be conducted between July and September of each year.

Phase 1 consists of an intense program of mapping and prospecting throughout the property, paying special attention to areas adjacent to the contact of the volcanic package with the coarse clastic sediments, resampling all previous areas of known mineralization, and creating a Global Position System database.  Phase 1 is estimated to cost $15,000 (CAD$15,000).

We planned a preliminary field visit in mid-September of 2007, but due to poor weather conditions it was not possible to actually make it to the property.  During October and November of 2007 we updated the historic data collected by Chevron in the early 1980's, digitizing the maps and 'georeferencing' them - this is the process of imputing all of the relevant data into a Geographic Information System (GIS) such that all the data is manipulatable and searchable.

Phase 2 will consist of a ground geophysical survey extending across adjacent parts of the property to delineate potential diamond drill targets, and follow-up sampling, estimated to cost between CAD$15,000 and CAD$20,000.

We expect Phase 3 to involve a selective drilling program.  To maximize the effectiveness of the drilling, we plan to align the holes such that there is potential to intersect more than one vein with each hole.  We cannot anticipate the cost for a drill program until after Phase 1 is completed.  We expect a majority of the expense for Phase 3 to be the drill cost and helicopter support.  We cannot determine the cost of this drill program at this time, however, a 1,000 meter drilling program would about CAD$250,000.

Foremost Geological Consulting is a business operated by Mr. Ian Foreman.  Mr. Foreman is a qualified geologist and we have engaged him to conduct the mineral exploration program under industry standards.  He is responsible for hiring personnel and for all appropriate worker-related costs and will bill us for their services.

Canadian Mining Law

The laws of British Columbia govern work on the claim.  Title to mineral claims are issued and administered by the Land Title Office and any work on the property must comply with all provisions under the Mineral Tenure Act (British Columbia).  A mineral claim acquires the right to the minerals, which were available at the time of location and as defined in the Mineral Tenure Act (British Columbia).  There are no surface rights included, but the title holder has the right to use the surface of the claim for mining proposes only.  All work carried out on a claim that disturbs the surface by mechanical means requires a Notice of Work and must receive written approval from the District Inspector of Mines prior to commencement.

The sections below describing the property are excerpts from a summary report dated November 20, 2007 prepared by Mr. Foreman, our consulting geologist.  Mr. Foreman has not visited the site and no visual inspection has been performed.  Mr. Foreman's recommendations are based solely on his interpretation of an assessment report dated October 1983.

Location, Access, Topography and Climate

The claims are located in the Tatsamenie Lake area, 87 miles (140 km) south of the town of Atlin Lake, in northern British Columbia.  The only direct access to the Tatsamenie Lake area is by helicopter.  The nearest community to the property is the town of Atlin Lake, groceries, gas and basic supplies can be bought in Atlin Lake.

The climate of the Tatsamenie Lake area is defined as sub-arctic.  The mean summer and winter temperatures are in the range of 59oF (15oC) and -11.2oF (-24oC) respectively, and the mean summer and winter precipitation average for northern British Columbia are in the range of 9.8 inches (25 cm) and 8.6 inches (22 cm) respectively with a majority of the winter precipitation being in the form of snow.

There are seven separate drainages that flow from the property; three to the south, one to the east (that flows into the Sheslay River) and three to the north (that flow into Tatsatua Creek and ultimately into the Sheslay River).  It is understood that all of these have year round water.  There is no infrastructure on the property.  The styles and types of vegetation through the property are unknown at this time.

History of the Property

The exploration history of the area surrounding the Chevron Property is poorly documented.  The last known exploration in the area was performed by Chevron Canada Ltd. in 1983.  Chevron staked the Vein claims in 1982.

It is assumed that there has been no fieldwork performed in the area since.

Previous Work

A total of 549 soil samples and 71 rock samples have been taken from the property in 1983.  These samples were all analyzed by Chemex Labs in North Vancouver for gold, arsenic, antimony, silver, and copper. Some of the samples have also been analyzed for lead and zinc.  The soil sampling was taken on a 100 meter basis to provide total coverage of the claim and possibly pick up some areas that may warrant further detailed sampling.  Since the veins strike straight up and over the hill the geochemical dispersion from the zone will be very small unless you are directly over an individual vein.  For this reason most of the anomalies are spot type or at the most, three to four stations.

The soil sampling has helped to confirm the presence of the veins but on the spacing used it has not really provided truly valuable information. Much more detailed soil sampling would be warranted if veins were to be detected in covered areas.

Current Work

A preliminary field visit was planned for 2007 and in mid September a visit was attempted.  Unfortunately due to poor weather conditions it was not possible to actually make it to the property.  The early onset of winter in the north proved a challenge to many exploration programs in northern B.C.

During October and November of 2007 the work consisted primarily of updating the historic data collected by Chevron in the early 1980's.  This entailed digitizing the maps and 'georeferencing' them - this is the process of imputing all of the relevant data into a Geographic Information System (GIS) such that all the data is manipulatable and searchable.  This process was challenging as the quality of the maps from the 1983 Chevron assessment report was poor.  Although the new data set is not pin point accurate, it is not critical at this stage of exploration as the newly generated database clearly shows the locations of the main concentrations of anomalous results.

Unfortunately the gold results from the outcrop sampling could not be entered into the new database as the numbers in the copy of the assessment report were illegible.

All of this work resulted in the filing of $3,575 of assessment work on November 19, 2007.

Conclusions and Recommendations

Recent work suggests that there are two key geochemical targets in the northwestern and eastern portions of the property.  A simple trenching program is recommended by Mr. Foreman.

Mr. Foreman also recommends obtaining a cleaner version of the 1983 assessment report by going to the Victoria branch of the Ministry of Mines, and conducting a three-phased exploration program of field work.  The program would consist of mapping and prospecting throughout the property, and if favorable, proceeding to a second phase of ground geophysical survey that extends across adjacent parts of the property to delineate potential diamond drill targets, and follow-up sampling.  Depending on the results of Phases 1 and 2, Phase 3 would involve a selective drilling program.

Geological and Technical Staff

Foremost Geological Consulting is a business operated by Mr. Ian Foreman.  Mr. Foreman is a qualified geologist and we have engaged him to conduct the mineral exploration program under industry standards.  Mr. Foreman responsible for hiring personnel and for all appropriate worker-related costs and will bill us for their services.

Competitive Factors

The mineral industry is fragmented. We compete with other exploration companies looking for a variety of mineral resources. We are a very small exploration company compared to many of our competitors.  Although we will be competing with other exploration companies, there is no competition for the exploration of minerals on our mineral claim.  We intend to explore and find sufficient mineralization to a point in which major mining companies or mining financial groups would seriously consider pursuing the mineral claim as a valuable and significant acquisition.

Location Challenges

We do not expect any major challenges in accessing the property during the initial exploration stages.  However, due to the seasonal winter conditions of the area, we can only access the property between June and October of each year.

Regulations

Our mineral exploration program will comply with the British Columbia Mineral Tenure Act.  This act sets forth rules for:

*  locating claims
*  posting claims
*  working claims
*  reporting work performed

We also have to comply with the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals.  We must comply with these laws to operate our business.  Compliance with these rules and regulations will not adversely affect our operations.

In order to explore for minerals on our mineral claim we must submit the plan contained in this prospectus for review.  We believe that the plan as contained in this prospectus will be accepted and an exploration permit will be issued to our agent or us. The exploration permit is the only permit or license we will need to explore for precious and base minerals on the mineral claim.

We will be required to obtain additional work permits from the British Columbia Ministry of Energy and Mines for any exploration work that results in a physical disturbance to the land.  Accordingly, we may be required to obtain a work permit depending on the complexity and affect on the environment if we proceed beyond the exploration work contemplated by our proposed exploration programs.  The time required to obtain a work period is approximately four weeks.  We will incur the expense of our consultants to prepare the required submissions to the Ministry of Energy and Mines.  We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land.  The cost of remediation work will vary according to the degree of physical disturbance.  No remediation work is anticipated as a result of completion of Phases 1, 2 and 3 of the exploration program.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the summary report.  As mentioned above, we will have to sustain the cost of reclamation and environmental remediation for all exploration and other work undertaken.  The amount of reclamation and environmental remediation costs are not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program.  Because there is presently no information on the size, tenor, or quality of any mineral resource at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potential mineral deposit is discovered.

If we enter into substantial exploration, the cost of complying with permit and regulatory environment laws will be greater than in Phases 1, 2 and 3 because the impact on the project area is greater.  Permits and regulations will control all aspects of any program if the project continues to that stage because of the potential impact on the environment.  We may be required to conduct an environmental review process under the British Columbia Environmental Assessment Act if we determine to proceed with a substantial project.  An environmental review is not required under the Environmental Assessment Act to proceed with the recommended Phase 1, 2 or 3 exploration programs on our Chevron Claims.

Environmental Factors

We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work.  Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible.  Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits.  Reclamation is the process of bringing the land back to a natural state after completion of exploration activities.  Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills.  Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground.  The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended three phases described above.  Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Employees

Initially, we intend to use the services of contractors and consultants for exploration work on our properties. At present, we have no paid employees.  We believe keeping a low number of full-time employees will conserve cash and allow greater flexibility in the future.

Plan Of Operations

Our business plan is to proceed with the exploration of the Chevron Claims to determine whether there are commercially exploitable reserves of base and precious metals.  We have decided to embark upon the initial phase of the exploration program recommended by Mr. Ian Foreman, P.Geo.  We anticipate the initial recommended program will cost approximately $15,000.

Specifically, we anticipate spending the following over the next 12 months:

  $12,500 (CAD$12,500) in connection with our payment obligations under the Option Agreement;

  $22,000 for operating expenses and $42,500 for payment of offering expenses related to this Registration Statement; and

  $15,000 (CAD$15,000) in connection with the completion of Phase 1 of our recommended geological work program.

We expect our total expenditures for the next 12 months to be in the higher range of $92,000.  On November 30, 2007 we had cash on hand of $91,769 and working capital of $73,605.  We are able to proceed with Phase 1 without additional financing.  But we will need additional funding of at least $18,400 to meet our expenditures for the next 12 months and another $20,000 to commence Phase 2.

We had cash in the amount of $91,769 and working capital of $73,605 as of November 30, 2007.  We do not have plans to purchase any significant equipment or change the number of our employees during the next 12 months. In the next the 12 months, we will need to obtain additional financing to pay for our working capital needs.  We anticipate that we will raise the working capital by a private placement of our common shares.

We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals.  There is no assurance we will ever reach this point.  Accordingly, we must raise cash from sources other than the sale of minerals found on the property.  That cash must be raised from other sources.  Our only other source for cash at this time is investments by others.  We must raise cash to implement our project and stay in business.

We expect that our Phase 1 exploration program will commence between July to September of 2008 and if we are able to raise additional funds, we will proceed with Phase 2 in succession with Phase 1.  Once we receive the results of our Phase 1 and Phase 2 exploration programs, our board of directors, in consultation with our consulting geologist, will assess whether to proceed with the Phase 3 exploration program.  In making this determination to proceed, we will make an assessment as to whether the results of the initial exploration phases are sufficiently positive to enable us to proceed.  This determination will include an assessment of our cash reserves after completion of the initial phases, the price of minerals and the market for financing of mineral exploration projects at the time of our assessment. Should the results of our initial exploration program prove not to be sufficiently positive to proceed with further exploration on the Chevron Claims, we intend to seek out and acquire other North American mineral exploration properties, which, in the opinion of our consulting geologist, offer attractive mineral exploration opportunities.

Should a Phase 3 exploration program be undertaken, it would likely commence in July of 2009 after reviewing the results of Phase 1 and Phase 2.  We cannot anticipate the cost and scope of Phase 3 until after Phase 1 is completed.  We expect a majority of the expense for Phase 3 to be the drill cost and helicopter support, and a 1,000 meter program would cost approximately $250,000.  We presently do not have sufficient funds to carry out Phase 3.

During this exploration stage, Mr. Mal Bains, our president, will only be devoting approximately 10 hours per week of his time to our business. We do not foresee this limited involvement as negatively impacting our company over the next 12 months as an outside consultant is performing all exploratory work.  If, however, the demands of our business require more time of Mr. Bains, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to adjust his timetable to devote more time to our business, up to 20 hours.  Mr. Bains is also the principal of M. Bains Financial Inc., and he may not be able to devote the necessary time to the affairs of our business because of competing demands from M. Bains Financial Inc.

In the event that we require additional funding, we anticipate that such funding will be in the form of equity financing from the sale of our common stock.  We will not be using this prospectus in any subsequent unregistered offering and we will comply with applicable integration rules as set forth in Rule 502(a) of Regulation D.  However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the exploration program should we decide to proceed. We believe that debt financing will not be an alternative for funding any further phases in our exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing.

Results of Operations for Period Ending November 30, 2007

We did not earn any revenues from inception on August 10, 2007 to November 30, 2007.  We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $26,395 for the period from inception on August 10, 2007 to November 30, 2007.  These operating expenses included: (a) mineral property costs of $9,987; and (b) general and administrative expenses of $16,408.  We anticipate our operating expenses will not change significantly as we undertake our exploration program.

We incurred a loss in the amount of $26,395 for the period from inception on August 10, 2007 to November 30, 2007. Our loss was attributable to general, administrative expenses and mineral property expenses.

Liquidity and Capital Resources

We had cash of $91,769 as of November 30, 2007.  We had working capital of $73,605 as of November 30, 2007.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Description of Property

Our only property is in option to acquire a 100% interest in and to three mineral claims covering 1,132.97 hectares (2,799.63 acres) known as the Chevron Property.  The Chevron Claims are located in the Tatsamenie Lake area, 87 miles (140 km) south of the town of Atlin Lake, in northern British Columbia.

We do not own or lease any property other than our interest in the Chevron Claims.

Currently, we are not paying any monthly rent for our office space located at 7445 132nd Street, Suite 2008, Surrey, British Columbia.  This space is donated by Mr. Mal Bains, our sole executive officer and director.

Available Information

We are filing a registration statement on Form S-1 with the United States Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering.  As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement.  For further information regarding both Sungro Minerals Inc. and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules.  As of the effective date of this prospectus, we will have to comply with the information requirements of the Securities Exchange Act of 1934. Upon effectiveness of the Form S-1 registration statement, we will be required to file reports with the SEC under section 15(d) of the Securities Act.  The reports we will be required to file are Forms 10-K, 10-Q and 8-K. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 100 F Street, NE Washington, DC 20549.  Copies of the material may be obtained from the public reference section, at prescribed rates.  Please call the Commission at 1-800-SEC-0330.  The Commission maintains an Internet Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider.  Our registration statement and the referenced exhibits can also be found on this site.

SUNGRO MINERALS INC.
INDEX TO FINANCIAL STATEMENTS

Sungro Minerals Inc.
 (An Exploration Stage Company)

Financial Statements

November 30, 2007

(Presented In US Dollars)

CHARTERED ACCOUNTANTS MacKay LLP	1100 - 1177 West Hastings Street Vancouver, BC V6E 4T5 Tel: 604-687-4511 Fax: 604-687-5805 Toll Free: 1-800-351-0426 www.MacKayLLP.ca

Report of Independent Registered Public Accounting Firm

To the Shareholders of
Sungro Minerals Inc.
(an Exploration Stage Enterprise)
Vancouver, Canada

We have audited the balance sheet of Sungro Minerals Inc. (an Exploration Stage Enterprise) as at November 30, 2007 and the statement of operations and deficit, stockholders' equity, and cash flows for the period from incorporation on August 10, 2007 to November 30, 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatements.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 2007 and the results of its operations and its cash flows for the period from incorporation on August 10, 2007 to November 30, 2007 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to financial statements, the Company is in the exploration stage, and has no permanently established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations.  These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada January 28, 2008	"MacKay LLP" Chartered Accountants

Sungro Minerals Inc.
 (An Exploration Stage Company)
 Balance Sheet
(Presented in US Dollars)

As at November 30, 2007

Assets
Current
Cash	$91,769

Liabilities
Current
Accounts payable and accrued liabilities	$18,164

Stockholders' Equity
Capital stock (Note 4)
Authorized:
75,000,000 common shares, par value $0.001 per share
Issued and outstanding:
9,750,000 common shares	9,750
Additional paid-in capital	90,250
Deficit accumulated during the exploration stage	(26,395)
73,605
$91,769

Nature of operations and going concern (Note 1)

Approved by the sole director:

/s/ Mal Bains                            Director

See Accompanying Notes

Sungro Minerals Inc.
 (An Exploration Stage Company)
 Statement of Changes in Stockholders' Equity
(Presented in US Dollars)

For the Period from August 10, 2007 (Inception) to November 30, 2007

	Common stock
				Deficit
				Accumulated
			Additional	During	Total
	Number of		paid-in	Exploration	stockholders'
	Shares	Amount	Capital	Stage	Equity

Issuance of common stock for
cash at $0.001 per share, August 15, 2007	5,000,000	$5,000	$-	$-	$5,000
Issuance of common stock for
cash at $0.02 per share, September 18, 2007	4,750,000	4,750	90,250	-	95,000
Net loss for the period	-	-	-	(26,395)	(26,395)
Balance, November 30, 2007	9,750,000	$9,750	$90,250	$(26,395)	$73,605

See Accompanying Notes

Sungro Minerals Inc.
 (An Exploration Stage Company)
 Statement of Operations
(Presented in US Dollars)

For the Period from August 10, 2007 (Inception) to November 30, 2007

General and administrative expenses
Accounting and legal	$16,180
Bank charges and interest	31
Foreign exchange loss	197
16,408
Mineral property expenses
Acquisition	2,438
Geological consulting	4,000
Travel and transportation	3,549
9,987
Net loss and comprehensive loss for the period	$26,395

Basic and diluted loss per common share	$(0.005)

Weighted average number of basic and diluted common shares outstanding	5,627,451

See Accompanying Notes

Sungro Minerals Inc.
 (An Exploration Stage Company)
 Statement of Cash Flows
(Presented in US Dollars)

For the Period from August 10, 2007 (Inception) to November 30, 2007

Cash provided by (used in)
Operating activities
Net loss	$(26,395)
Change in accounts payable and accrued liabilities	18,164
(8,231)

Financing activities
Issuance of common stock	100,000

Net change in cash - cash, end of period	$91,769

Supplemental cash flow information
Interest paid	$-
Income taxes paid	$-

See Accompanying Notes

Sungro Minerals Inc.
 (An Exploration Stage Company)
 Notes to the Financial Statements
(Presented in US dollars)

November 30, 2007

1.   Nature of Operations and Going Concern

Sungro Minerals Inc. (the "Company") was incorporated in the State of Nevada on August 10, 2007. The Company is engaged in the exploration, development, and acquisition of mineral properties.

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern; accordingly, they do not give effect to adjustment that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. Management plans to raise cash from public or private debt or equity financing, on an as needed basis and in the longer term, to generate revenues from the acquisition, exploration and development of mineral interests, if found. The Company's ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters cannot be predicted at this time.

2.   Significant Accounting Policies

a)   Exploration Stage Company

The Company is considered to be in the exploration stage. The Company is devoting substantially all of its present efforts to exploring and identifying mineral properties suitable for development.

b)   Accounting Principles

The accounting and reporting policies of the Company conform to United States generally accepted accounting principles applicable to exploration stage enterprises.

c)   Mineral Property Exploration

The Company is in the exploration stage and has not yet realized any revenue from its planned operations. It is primarily engaged in the acquisition, exploration, and development of mineral properties. Mineral property acquisition and exploration costs are expensed as incurred.  When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be depreciated using the units-of-production method over the estimated life of the probable reserve.

d)   Asset Retirement Obligations

The Company accounts for asset retirement obligations in accordance with SFAS 143. This standard requires recognition of legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and the normal operation of a long-lived asset. Such asset retirement cost must be recognized at fair value, when a reasonable estimate of fair value can be made, in the period in which it is incurred, added to the carrying value of the asset and amortized into income on a systematic basis over its useful life.

As at November 30, 2007 the Company does not have any asset retirement obligations.

Sungro Minerals Inc.
 (An Exploration Stage Company)
 Notes to the Financial Statements
(Presented in US dollars)

November 30, 2007

2.   Significant Accounting Policies (continued)

e)   Foreign Currency Translation

The Company's functional and reporting currency is the U.S. Dollar. All transactions initiated in foreign currencies are translated into U.S. dollars in accordance with SFAS No. 52 "Foreign Currency Translation" as follows:

i)    monetary assets and liabilities at the rate of exchange in effect at the balance sheet date;

ii)    non-monetary assets at historical rates; and

iii)   revenue and expense items at the average rate of exchange prevailing during the period.

Gains and losses from foreign currency transactions are included in the statement of operations.

f)    Basic and Diluted Loss Per Share

Basic loss per share is computed by dividing the net loss by the weighted average number of shares outstanding during the period. Diluted loss per share is the same as basic loss per share, as there are no common stock equivalents at November 30, 2007.

g)   Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

h)   Income Taxes

Income taxes are provided for using the liability method of accounting. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred tax assets for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

i)    Cash and Cash Equivalents

For purposes of the statement of cash flows, cash includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash equivalents.

Sungro Minerals Inc.
 (An Exploration Stage Company)
 Notes to the Financial Statements
(Presented in US dollars)

November 30, 2007

2.   Significant Accounting Policies (continued)

j)    Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements."

As at November 30, 2007, the Company had no revenues to report.

k)   Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from those reported.

l)    Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board ("FASB") issued Accounting for Uncertain Tax Positions - an Interpretation of FASB Statement No. 109, FIN 48, which prescribes a recognition and measurement model for uncertain tax positions taken or expected to be taken in the Company's tax returns. FIN 48 provides guidance on recognition, classification, presentation, and disclosure of unrecognized tax benefits. The Company is required to adopt FIN 48 on November 1, 2007. Management does not expect the adoption of this statement to have any impact on the Company's financial statements.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands fair value disclosures. The standard does not require any new fair value measurements. This standard is effective for fiscal years beginning after November 15, 2007. Management is currently assessing the impact on the Company's financial statements.

In February, 2007, the FASB issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" (hereinafter "SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company's financial condition or results of operation.

Sungro Minerals Inc.
 (An Exploration Stage Company)
 Notes to the Financial Statements
(Presented in US dollars)

November 30, 2007

3.   Mineral Property

On September 6, 2007, the Company entered into an agreement with an unrelated party to acquire a 100% interest in certain mineral claims located near Telegraph Creek in northwestern British Columbia. To earn the 100% interest, the Company, at its option, must make payments totaling Cdn$100,000 over a four year period, of which Cdn$2,500 ($2,438) has been paid as of November 30, 2007. The vendor of the mineral claims will retain a 2% net smelter return royalty ("NSR"). The Company will have the right to purchase up to 50% of the NSR (representing a 1% NSR) for Cdn$1,000,000 at any time.

4.   Capital Stock

a)   Authorized

The Company has authorized 75,000,000 common shares with a par value of $0.001 per share.

b)   Share Issuances

During the period ended November 30, 2007, the Company issued 5,000,000 common shares for gross proceeds of $5,000 to the Company's president.

During the period ended November 30, 2007, the Company issued 4,750,000 common shares for gross proceeds of $95,000.

5.   Financial Instruments

The Company's financial instruments consist of cash, accounts payable and accrued liabilities. It is management's opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. Because of the short maturity and capacity of prompt liquidation of such assets and liabilities, the fair values of these financial instruments approximate their carrying values.

The Company may operate outside the United States of America and thus may have significant exposure to foreign currency risk in the future due to the fluctuations between the currency in which the Company operates and the U.S. dollar.

6.   Income Taxes

A reconciliation of income taxes at statutory rates with the reported income taxes is as follows:

Loss before income taxes	$(26,395)

Income tax recovery at statutory rate - 15%	3,959
Unrecognized benefit of operating losses	(3,959)
$-

Sungro Minerals Inc.
 (An Exploration Stage Company)
 Notes to the Financial Statements
(Presented in US dollars)

November 30, 2007

6.   Income Taxes (continued)

The significant components of the Company's future income tax assets are as follows:

Operating losses carried forward	$3,959
Valuation allowance	(3,959)
$-

At November 30, 2007 the Company has available net operating losses of approximately $26,000 which may be carried forward to apply against future taxable income. These losses will expire in 2027. Future tax benefits of these losses have not been recognized in these accounts because of uncertainty that they will be realized.

4,750,000 SHARES

OF SUNGRO MINERALS INC.

COMMON STOCK

PROSPECTUS

Date:                            , 2008

All dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus.

We have not authorized any dealer, salesperson or other person to provide any information or make representation about Sungro Minerals Inc. except the information or representation contained in this prospectus.  You should not rely on any additional information or representation if made.

SUNGRO MINERALS INC.
Suite 2008, 7445 - 132nd Street
Surrey, British Columbia, Canada, V3W 5S8

Part II - Information Not Required In Prospectus

Item 24.  Indemnification of Directors and Officers

Sections 78.7502 and 78.751 of the Nevada Revised Statutes provide for indemnification of the Company's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company. Sections 78.7502 and 78.791 provide as follows:

Section 78.7502.   Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

(1)        A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2)        A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(3)        To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751  Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

(1)        Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)        By the stockholders;

(b)        By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)        If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)        If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(2)        The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(3)        The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)        Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)        Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the offering for the securities included in this registration statement:

Amount
SEC Registration Fee	$$19
Transfer Agent and Miscellaneous Fees	$1,000
Accounting Fees and Expenses	$13,500
Legal Fees and Expenses	$41,300
Printing and Shipping Expenses	$181
Total	$56,000

All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders named in this prospectus. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26.  Recent Sales of Unregistered Securities

We issued an aggregate of 5,000,000 shares of common stock on August 15, 2007 to Mal Bains, our president, at a price of $0.001 per share. We received $5,000 from this offering. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  Mr. Bains is an officer and director of the Company.  The securities sold were acquired for investment purposes only and without a view to distribution.  At the time the shares were purchased, Mr. Bains was fully informed and advised about matters concerning the Company, including its business, financial affairs and other matters.  The purchaser acquired the securities for his own account.

On September 18, 2007, we issued 4,750,000 shares of common stock to 40 purchasers at $0.02 per share pursuant to Regulation S of the Securities Act.  The purchasers represented to us that they were non-US persons, as defined in Regulation S, and that their intentions to acquire the securities was for investment only and not with a view toward distribution.  We did not engage in a distribution of this offering in the United States and no general solicitation was made to the public and no advertising was conducted for the offering.

Item 27.  Exhibits Index

No.	Exhibit Name
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
5.1	Opinion of Counsel
10.1	Property Option Agreement dated September 1, 2007 between Mr. Carl von Einsiedel and Sungro Minerals Inc., whereby Sungro has an option to acquire a 100% interest in and to the Chevron Property

No.	Exhibit Name
10.2	Amendment to Property Option Agreement dated October 15, 2007 between Mr. Carl von Einsiedel and Sungro
10.3	Geologist Consulting Agreement dated September 6, 2007 between Foremost Geological Consulting and Sungro
14	Code of Ethics
23.1	Consent of MacKay LLP, Chartered Accountant
23.2	Consent of Counsel (included in 5.1)
23.3	Consent of Ian Foremost, P. Geo., Geologist

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing.  Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

Item 28.  Undertakings

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2)  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)  For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on February 22, 2008.

SUNGRO MINERALS INC.
Date: February 22, 2008	By: /s/ Mal Bains Mal Bains President, Secretary and Treasury (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signatures	Title	Date
/s/ Mal Bains Mal Bains	President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Financial Officer)	February 22, 2008